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                                                                   EXHIBIT 10.10

                    CASH PLUS INDIVIDUAL PENSION PLAN POLICY

Norwich Union Life & Pensions Limited
P.O. Box 4 Surrey Street Norwich NR1 3NG

The Proposal made by the Grantees and the Declaration made by the Member form the basis of the contract between Norwich Union Life & Pensions Limited and the Grantees and this Policy sets out the terms of that contract.

CARE OF POLICY

This Policy should be carefully preserved as Norwich Union does not undertake to replace it should it at any time be lost or destroyed.

ERRORS

If any error is discovered in this Policy, it should be returned immediately to Norwich Union for correction.

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JERSEY 131A CASH PLUS INDIVIDUAL PENSION PLAN

FIRST SCHEDULE
POLICY NUMBER: NP962309/010

SCHEME: UTI AFRICA SERVICES LIMITED DISCRETIONARY PENSION SCHEME

GRANTEES: UTi AFRICA SERVICES LIMITED

PAYEES: The Grantees as Trustees or the Assigns of the Grantees

MEMBER:               DATE OF BIRTH:   AGE ADMITTED:
-------               --------------   -------------
JOHN STEERS HEXTALL     14.05.1956           NO

                                         DATE OF PROPOSAL AND
BENEFIT DATE   CURRENCY DATE OF POLICY        DECLARATION       DATE OF POLICY
------------   -----------------------   --------------------   --------------
 14.05.2016           01.04.2005              11.08.2005          02.11.2005

                                                                     Examined TG

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SECOND SCHEDULE
BENEFIT AND EVENT

CAPITAL SUM

On survival of the member until the Benefit Date a Capital Sum of L147088.00.00 (with compound bonus). The Capital Sum can only be applied in accordance with the Rules or other governing documents.

If the member dies before the Benefit Date there shall be paid the accumulated cash value of the Capital Sum. This cash value shall be determined by Norwich Union having regard to the premiums paid and the bonus declared but will not be less than the total premiums paid to secure the Capital Sum.

POLICY NUMBER: NP962309/010
PREMIUM

A proportionate premium of L1200.00 due 01.04.2005 and a quarterly premium of L3600.00 payable from 01.05.2005 to 01.11.2015 Inclusive

                                                                     Examined TG

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POLICY CONDITIONS

I. This Policy is issued for the purposes of the retirement benefits scheme named in the First Schedule (herein called "the scheme"). The object of the Policy is solely to provide such benefits as are permitted by the Scheme any surplus proceeds which are received by the Grantees shall be paid by them to the employer as defined in the rules of the Scheme.

II. The first premium is due and payable on the Currency Date specified in the First Schedule. The policy shall not be in force until such premium has been paid to Norwich Union.

III. Thirty days of grace shall be allowed for payment of renewal premiums and if any premium is not paid punctually or within the period of grace the Benefits shall be deemed to have been made paid-up as provided in Clause VI(a) of the General Provisions except where otherwise provided in a Benefit Schedule. The payment of the premium shall cease on death of the Member during the premium paying period.

IV. Unless otherwise stated all periods of time mentioned in this Policy include both the initial and final date.

V. Notwithstanding anything herein contained Norwich Union shall not be liable to make any payment or convert this Policy under the terms of any Schedule unless (a) this Policy is in force at the relevant date; (b) proof of title and if necessary age is furnished as required; and (c) this Policy is delivered to Norwich Union duly discharged or for endorsement as Norwich Union may require.

VI. Subject to a written request being received by Norwich Union during the lifetime of the Member but before any payment has been made by Norwich Union under this Policy and subject to such request corresponding to a benefit under the Scheme the Grantees shall be entitled (except where otherwise provided in a Benefit Schedule):

     (a) to convert any benefit into a paid up benefit for such reduced amount at a Benefit Date as Norwich Union shall determine provided that if the benefit qualifies for bonuses the paid up benefit shall not cease to qualify unless less than three full years' premiums have been paid and Norwich Union so determines

     (b) to pay the capital sum at a date earlier or later than the Benefit Date as the Grantees shall specify of an amount to be determined by Norwich Union and payable as set out in the appropriate Benefit Schedule substituting the date so specified for the Benefit Date; provided that where a date earlier than the Benefit Date is specified no premium shall be payable after such specified date and where a date later than the Benefit Date is specified the benefits under the Policy shall be increased by reference to the period of deferment;

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                          POLICY CONDITIONS (CONTINUED)

     (c) subject to the production to Norwich Union of such evidence, if any, of the health of the Member as Norwich Union may require to surrender a benefit before the Benefit Date for a cash payment.

VII. (a) The death in service pension (if any) shall be paid by equal monthly instalments the first payable on the first day of the month following the death of the member and thereafter on the first day of every month (subject to policy condition VII (c) if applicable) until the date of payment immediately preceding the death of the nominee without a proportionate payment to the date of death. Unless policy condition VII (c) applies payment shall continue as long as there is living a dependent child and the last payment shall fall due on the first day of the month during which there ceases to be living a dependent child.

     For the purposes of this policy 'dependent child' has the same meaning as in the rules.

     (b) The death in service pension (if any) shall on the first and every subsequent anniversary of its commencement be increased by the rate per centum per annum compound (if any) specified in the second schedule. Such increases shall be payable in the same manner as the death in service pension and continue until that pension ceases.

     (c) If the nominee remarries whilst in receipt of a death in service pension that pension shall cease, the last payment being on the date of payment immediately preceding remarriage without a proportionate payment to date of remarriage.

     (d) If during the lifetime of the member the nominee dies or is divorced the death in service pension shall lapse.

VIII. If this Policy is assigned to the Member or the benefits are otherwise passed to the Member upon his ceasing to participate in the Scheme, the Policy or any substituted policy shall be endorsed to the effect that it is non-assignable and carries no surrender value and that the capital sum shall be used to purchase an annuity except to the extent permitted by the endorsement. Where Norwich Union is liable to account for tax on any benefit payable under the Policy or any substituted policy, Norwich Union shall deduct the tax before paying the benefit.

IX. If the Member becomes entitled to the Policy on ceasing to participate in the Scheme Norwich Union may by giving notice in writing to the Grantees alter or modify the premiums and/or benefits as Norwich Union in its absolute discretion shall determine.

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                          POLICY CONDITIONS (CONTINUED)

X. If the proceeds of the Policy are compulsorily applied in accordance with the rules of the Scheme for the purpose of securing an annuity for the Member or other person from another Insurance Company Norwich Unions liability shall be discharged by the payment of the proceeds at the Grantees' request to that Insurance Company. In the event of the proceeds being compulsorily applied under this Clause, the whole of the benefits under all Benefit Schedules shall be so applied and no benefit shall be paid by Norwich Union under this Policy.

XI. This Policy shall be deemed to be issued in the Island of Jersey and all monies payable thereof whether by or to Norwich Union shall be payable in the Island of Jersey in the currency of England. It shall have no force unless and until it has been signed in the Island of Jersey by Norwich Unions representative there after it has been signed at Norwich by an Official of Norwich Union and it shall be construed and take effect according to the law of England In the same manner and to the same extent as if executed in England by parties resident and domiciled there.

Subject to the provisions of the First Schedule and Benefit Schedule and every endorsement by Norwich Union hereon (if any) this policy is free from all restrictions regarding foreign travel residence or occupation.

For and on behalf of NORWICH UNION

Examined TG